                                                                       EXHIBIT 7
                         SHAREHOLDER SERVICES AGREEMENT

             THIS SHAREHOLDER SERVICES AGREEMENT effective as of October 31, 2001 by and between CITISTREET LLC ("CitiStreet") and GMO TRUST, on behalf of each fund listed on Attachment A, severally and not jointly ( the "Company").

         WHEREAS, CitiStreet, has been retained by the sponsor of a qualified employee benefit plan or plans (the "Plan" or "Plans"), to provide recordkeeping and related administrative support services on behalf of such Plans and the participants under such Plans (the "Participants"), including daily valuation and processing of orders for investment and reinvestment of assets in the various investment options available under the Plans; and

             WHEREAS, CitiStreet has been requested by the sponsor of such qualified employee benefit Plans to offer as investment options under such Plans, one or more of the funds identified in Attachment A attached hereto (the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by one of the Funds; and

             WHEREAS, on the terms and conditions hereinafter set forth, the parties desire to make shares of the Funds available as investment options under the Plans and to retain CitiStreet to perform certain administrative services on behalf of the Funds, and CitiStreet is willing and able to furnish such services;

             NOW, THEREFORE, CitiStreet and the Company agree as follows:

             1. TRANSACTIONS IN THE FUNDS. Subject to the terms and conditions of this Agreement, the Company will make shares of the Funds available to be purchased, exchanged, or redeemed, by or on behalf of the Plan or Plans through a single account per Plan for each Fund (the "Accounts" ) at the net asset value applicable to each order. The Funds' shares shall be purchased and redeemed on a net basis in such quantity and at such time as determined by CitiStreet to correspond with investment instructions received by CitiStreet from the Participants. Dividends and capital gains distributions will be automatically reinvested in full and fractional shares of the Funds.

             2. ADMINISTRATIVE SERVICES. CitiStreet agrees to provide all administrative services for the Plan and Plan Participants, including but not limited to those specified in Attachment B (the "Administrative Services"). The Company shall not be required to provide Administrative Services for the benefit of the Plans or Plan Participants. CitiStreet's representatives shall not make any statements that indicate otherwise to Participants or representatives of any Plan. CitiStreet agrees that it will maintain and preserve all records as required by law or its agreement with the Plan sponsors to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to the provision of the Administrative Services. CitiStreet will permit Company or its representative to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Administrative Services. CitiStreet agrees to provide the Company with such information as the Company may reasonably request concerning the Plans as may be necessary or advisable to enable the

Company to comply with applicable laws, including state "Blue Sky" laws relating to the sale of Fund shares. CitiStreet further agrees that on a monthly basis it will provide the Company with the number of underlying Plan Participants holding an interest in each Account.

           3.   PROCESSING AND TIMING OF TRANSACTIONS.

             (a) The Company hereby appoints CitiStreet as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares from the Plans and/or Participants, as applicable. On each day the New York Stock Exchange (the "Exchange") is open for business (each, a "Business Day"), CitiStreet may receive instructions from the Plans and/or Participants for the purchase or redemption of shares of the Funds ("Orders"). Orders received and accepted by CitiStreet prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day and transmitted to the Company by 8:30 a.m. Eastern time the next Business Day will be executed by the Company at the net asset value determined as of the Close of Trading on the Business Day the order was received by CitiStreet. Any Orders received by CitiStreet on such day but after the Close of Trading, and all Orders that are transmitted to the Company after 8:30 a.m. Eastern time on the next Business Day, will be executed by the Company at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Order. The day on which an Order is executed by the Company pursuant to the provisions set forth above is referred to herein as the "Effective Trade Date."

             (b) Company will provide to CitiStreet via facsimile or other electronic transmission acceptable to CitiStreet the Funds' net asset value, dividend and capital gain information and, in the case of income funds, the daily accrual for interest rate factor (mil rate), determined at the Close of Trading. Company shall use its best efforts to provide or cause to be provided to CitiStreet such information by 6:30 p.m., East Coast time, on each Business Day; unless a delay due to extraordinary or unforeseen circumstances precludes this.

             (c) By 8:30 a.m. Eastern time on the Business Day following the receipt of orders, CitiStreet shall use its best efforts to provide to Company via facsimile or other electronic transmission acceptable to Company a report stating whether the Orders received by CitiStreet from Participants by the Close of Trading on such Business Day resulted in each Plan being a net purchaser or net seller of shares of the Funds.

             (d) Upon the timely receipt from CitiStreet of the report described in (c) above, Company will execute the purchase or redemption transactions (as the case may be) at the net asset value computed at the Close of Trading on the Effective Trade Date. Such purchase and redemption transactions will settle on the Business Day next following the Effective Trade Date. Payments for net purchase and net redemption orders shall be made by wire transfer by the Plan (for net purchases ) or by the Funds (for net redemptions) to the account designated by the appropriate receiving party on the Business Day following the Effective Trade Date.

             4.   PROCESS FOR CORRECTING ERRORS

             The Company shall be responsible for making the Plan whole, including at the Participant level, in the event of an error or delay in the calculation of any of the information provided by the Company pursuant to
Section 3 and for all reasonable costs
incurred by CitiStreet in correcting the error. CitiStreet shall make a reasonable effort to recover any gain received by a Plan or a Participant as a result of any error, provided that Company assumes responsibility for all reasonable and demonstrable expenses incurred by CitiStreet in attempting to recover any gain.

             5.       ACCOUNT INFORMATION.

             The Company shall provide to CitiStreet:

             (a) daily confirmations of Account activity mailed within two Business Days after each day on which a purchase or redemption of Shares is effected for the particular Account.

             (b) monthly statements detailing activity in each Account within fifteen Business Days after the end of each month.

             6.   PROSPECTUS AND PROXY MATERIALS.

             (a) The Company shall provide to the shareholder of record on behalf of the Plans copies of the proxy materials, periodic fund reports to shareholders and other materials that are required by law to be sent to the Funds' shareholders. In addition, the Company shall provide CitiStreet with a sufficient quantity of prospectuses of the Funds to be used in conjunction with the transactions contemplated by this Agreement, together with such additional copies of the Funds' prospectuses as may be reasonably requested by the CitiStreet. If a Plan provides for pass-through voting by its Participants, or if CitiStreet determines that pass-through voting is required by law, the Company will provide CitiStreet with a sufficient quantity of proxy materials for each Participant.

             (b) The cost of preparing, printing and shipping of the prospectuses, proxy materials, periodic FUND reports and other materials of the Funds to CitiStreet shall be paid by the Company or its agent; provided, however, that if at any time the Company or its agent reasonably deems the usage by CitiStreet or a Plan of such items to be excessive, it may, prior to the delivery of any quantity of materials in excess of what is deemed reasonable, request that CitiStreet or the Plan, as the case may be, demonstrate the reasonableness of such usage. If the Company believes the reasonableness of such usage has not been adequately demonstrated, they may request that the party responsible for such excess usage pay the cost of printing (including press time) and delivery of any excess copies of such materials. Unless CitiStreet or the Plan, as the case may be, agrees to make such payments, the Company may refuse to supply additional materials and this section shall not be interpreted as requiring delivery by Company of any copies in excess of the number of copies required by law.

             (c) The cost of any distribution of prospectuses, proxy materials, periodic fund reports and other materials of the Funds to the Plan or its Participants shall be paid by either CitiStreet, the Plan, or the Plan sponsor, as determined by CitiStreet's agreement with the Plan, and shall not be the responsibility of Company.

             7.  COMPENSATION AND EXPENSES.

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             For services under this Agreement, CitiStreet shall be entitled to the fees set forth on Attachment A, as may be amended from time to time.

             8.  REPRESENTATIONS.

             (a) CitiStreet represents that it is authorized under an agreement with each Plan to implement the investment of Plan assets in the name of the Plan in shares of the Funds as directed by Participants, and to provide the Administrative Services for such Plan consistent with the terms of this Agreement, and that it has full power and authority to enter into and perform this Agreement. CitiStreet also hereby represents that it will promptly notify the Company in the event that CitiStreet is for any reason unable to perform any of its obligations under this Agreement.

             (b) The Company represents that it has full power and authority to enter into and perform this Agreement. The Company also hereby represents that it will promptly notify CitiStreet in the event that the Company is for any reason unable to perform any of its obligations under this Agreement.

             9.  ADDITIONAL COVENANTS AND AGREEMENTS.

             (a) CitiStreet shall comply with all applicable federal and state securities, insurance and tax laws applicable to the activities of CitiStreet contemplated by this Agreement.

             (b) CitiStreet shall not, without the written consent of Company, make representations concerning the shares of the Funds except those contained in the then current prospectus and in current printed sales literature approved by Company or the Funds.

             (c) The Company shall comply with all laws, rules and regulations applicable to it as a result of the transactions contemplated by this Agreement.

             10. USE OF NAMES. Except as otherwise expressly provided for in this Agreement, neither Company nor the Funds shall use any trademark, trade name, service mark or logo of CitiStreet, or any variation of any such trademark, trade name, service mark or logo, without CitiStreet's prior written consent, which consent may be unreasonably withheld. Except as otherwise expressly provided for in this Agreement, CitiStreet shall not use any trademark, trade name, service mark or logo of the Funds or the Company, or any variation of any such trademarks, trade names, service marks, or logos, without the prior written consent of the Company, as appropriate, which consent may not be unreasonably withheld.

             11. PROXY VOTING. CitiStreet, being the shareholder of record, shall vote (or shall cause its nominee to vote) all shares owned on behalf of such Plan. If CitiStreet or its nominee is not the shareholder of record and the Plan does not pass through voting rights to Participants, CitiStreet shall use its best efforts to obtain an agreement of the Plan trustee or other representative to vote all shares owned on behalf of the Plan.

             12.  LIMITATION OF LIABILITY.

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             (a) Notwithstanding anything contained herein to the contrary, the
Company agrees that it is responsible with respect to any liability (excluding consequential damages) to which CitiStreet shall be subjected as a result of the Company's action or failure to act in the performance of its duties hereunder including liability arising from (i) CitiStreet's compliance with any written direction given in accordance with this Agreement by the Company, (ii) CitiStreet's reliance on any written information provided pursuant to this Agreement by the Company, or (iii) CitiStreet's failure to act resulting from the failure of the Company to provide reasonably necessary information or directions on a timely basis as requested by CitiStreet.

             (b) CitiStreet agrees that it is responsible with respect to any liability or claim of liability (excluding consequential damages) to which the Company shall be subjected as a result of CitiStreet's action or failure to act in the performance of its duties hereunder.

             (c) Notwithstanding (a) or (b) above, neither CitiStreet nor the Company shall be responsible with respect to any liability arising from acts or omissions by the Funds, its transfer agent or any fiduciary or plan sponsors.

             13. FORCE MAJEURE. Except for payment obligations hereunder, in the event that either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other party for any damages resulting from such failure to perform or otherwise from such causes.

             14. TERMINATION; WITHDRAWAL OF OFFERING. Any party may terminate this Agreement with respect to such party upon 60 days' prior written notice to the other parties; provided, however, that each Fund reserves the right, without prior notice, to suspend sales of shares of any Fund, in whole or in part, or to make a limited offering of shares of any of the Funds in the event that (A) any regulatory body commences formal proceedings against the Company, any of the Funds or CitiStreet, which proceedings the Company believes will have a material adverse impact on the ability of the Company or CitiStreet to perform its obligations under this Agreement or (B) in the judgment of the Company, declining to accept any additional instructions for the purchase or sale of shares of any such Fund is warranted by market, economic or political conditions or is otherwise provided in the fund prospectus or Statement of Additional Information. Notwithstanding the foregoing, this Agreement may be terminated immediately upon (i) termination by the trustee or other Plan representative of CitiStreet's right to provide Administrative Services to the Plan and the actual cessation by Company of providing such services, or (ii) a good faith determination by the Company that shares of any of the Funds are not being offered in conformity with the terms of this Agreement, the then current prospectus or applicable law, or (iii) any other breach by a party, which breach is not cured within 30 days after notice from the other party. Termination of this Agreement shall not affect the obligations of the parties to make payments under Section 3 or provide compensation under Section 6 for Orders received by the Company prior to such termination and shall not affect the Funds' obligation to maintain the Accounts in the name of any Plan or any successor trustee or recordkeeper for such Plan. Following termination, the Company shall not have any Administrative Services payment obligation to CitiStreet.

             15. NON-EXCLUSIVITY. Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

             16. SURVIVAL. The provisions of Section 9 (use of names) and
Section 11 (limitation of liability) of this Agreement shall survive termination of this Agreement.

             17. CONFIDENTIALITY. Company and CitiStreet agree to keep confidential all proprietary data software, processes, information and documentation related to this Agreement, except as may be necessary to perform under this Agreement or as otherwise may be agreed to from time to time by the parties.

             18. AMENDMENT. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all of the parties hereto.

             19. NOTICES. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

             To CitiStreet:
                                         CITISTREET LLC
                                         Batterymarch Park III
                                         Three Pine Hill Drive
                                         Quincy, MA 02169
                                         (617) 376-1721 (telecopy number)
                                         Attn: Paul R. Parsons
                                         cc:   Howard Kirkpatrick, Esq.

             With a Copy to:             CITISTREET LLC
                                         One International Place
                                         22nd Floor
                                         Boston, MA 02110
                                         Attn: Sandy McCarthy

             To the Company:             Grantham, Mayo, Van Otterloo & Co. LLC
                                         40 Rowes Wharf
                                         Boston, MA 02110
                                         Attn: Stephanie Krupysheva
                                         (617) 346-7622

             With a Copy to:             Grantham, Mayo, Van Otterloo & Co. LLC
                                         40 Rowes Wharf
                                         Boston, MA 02110
                                         Attn: Legal Department - Greg Pottle

Any notice, demand or other communication given in a manner prescribed in this
Section 18 shall be deemed to have been delivered on receipt.

             20. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned without the written consent of all parties to the Agreement at the time of such assignment. The assignment of the Agreement shall not change the obligations, rights or responsibilities under this Agreement and it shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

             21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

             22. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

             23. ENTIRE AGREEMENT. This Agreement, including the Attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

             IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

CITISTREET LLC                           GMO TRUST, ON BEHALF OF EACH
                                         FUND LISTED ON ATTACHMENT A,
                                         SEVERALLY AND NOT JOINTLY

By: _________________________            By: ____________________________
Name: Nicholas S. Katsikis               Name: Elaine M. Hartnett
Title: Chief Financial Officer           Title:  Vice President

                                  ATTACHMENT A

                       FUNDS AVAILABLE AND APPLICABLE FEE

Type of Fee:                             [  ]    Fee payable under 12b-1 Plan

                                         [  ]    Fee payable from management fee

        NAME OF FUND                                              APPLICABLE FEE
        ------------                                              --------------
GMO Foreign Fund - Class III                       In consideration of the services provided by
                                                   CitiStreet under this Agreement, no
                                                   compensation shall be paid.

                                  ATTACHMENT B

                             ADMINISTRATIVE SERVICES

             Pursuant to the Agreement to which this is attached, CitiStreet shall perform all administrative services required or requested by any Plan, including, but not limited to, the following:

             1. Maintain separate records for each Participant under the Plan, which records shall reflect the shares purchased and redeemed and share balances of such Participants. The Company will maintain a single master account with each Fund on behalf of the Plan and such account shall be in the name of CitiStreet (or its nominee) or the trustee of the Plan (or its nominee) as the record owner of shares owned by the Plan.

             2. Disburse or credit to the Plan all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

             3. Prepare and transmit to the Plan and/or Participants, as required by law or the Plan, periodic statements showing the total number of shares owned by the Participants as of the statement closing date, purchases and redemptions of Fund shares by the Participants during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by the Plan.

             4. Transmit purchase and redemption orders to the Funds on behalf of the Plan in accordance with the procedures set forth in Section 3 to the Agreement.

             5. Pursuant to the provisions in Section 5, Distribute to the Plan and/or Participants, as appropriate, copies of the Funds' prospectus, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

             6. Maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services for the Plan.

            FIRST AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT BETWEEN
                          CITISTREET LLC AND GMO TRUST

         THIS AMENDMENT, dated as of the sixth day of May 2002, by and between Citistreet LLC ("Citistreet") and GMO Trust, on behalf of each fund listed on Attachment A, severally and It not jointly (individually, the "Fund" and collectively, the "Funds").

                                   WITNESSETH:

         WHEREAS, Citistreet and GMO Trust heretofore entered into an agreement dated October 31, 2001 (the "Agreement") with regard to certain employee benefit plans for which Citistreet performs recordkeeping and related administrative support services; and

         WHEREAS, Citistreet and GMO Trust desire to amend the Agreement in accordance with the provisions of Section 18 thereof.

         NOW THEREFORE, in consideration of the above premises, Citistreet and GMO Trust hereby amend the Agreement as follows:

               1) Inserting the following notice and limitation of liability:

                  "24. Notice and Limitation of Liability. GMO Trust is a Massachusetts business trust and a copy of the Agreement and Declaration of Trust of GMO Trust is on file with the Secretary of The Commonwealth of Massachusetts. Notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this Agreement with respect to each Fund are not binding upon any of the Trustees or shareholders individually or any other series of the Trust, but are binding only upon the assets and property of the Fund."

         IN WITNESS WHEREOF, Citistreet and GMO Trust have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CITISTREET LLC                                  GMO TRUST, ON BEHALF OF
                                                EACH FUND ON EXHIBIT A,
                                                SEVERALLY AND NOT JOINTLY

By:      _________________                      By:    _________________
Name:    _________________                      Name:  _________________
Title:   _________________                      Title: _________________
Date:    _________________                      Date:  _________________

                                  ATTACHMENT A

                                      FUNDS

                          GMO Foreign Fund - Class III

               SECOND AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT
                      BETWEEN CITISTREET LLC AND GMO TRUST

         This Amendment, made as of the fifteen day of October, 2002, by and between CitiStreet LLC ("CitiStreet') and GMO Trust, on behalf of each fund listed on Attachment A, severally and not jointly (individually, the "Fund" and collectively, the "Funds").

                                   WITNESSETH:

         WHEREAS, GMO Trust has entered into a Shareholder Services Agreement with CitiStreet, dated as of October 31, 2001, ("the Agreement') which is incorporated herein by this reference; and

         WHEREAS, Section 18 of said Agreement provides that the Agreement may only be amended by written instrument signed by both parties.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

         Attachment A shall be replaced in its entirety by the new Attachment A, as affixed hereto and incorporated herein by this reference.


         Except as provided herein, the terms and conditions contained in the Agreement, shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

CITISTREET LLC                        GMO TRUST, on behalf of each fund listed
                                      on Attachment A, severally and not jointly

By:      _________________            By:      _________________
Name:    _________________            Name:    _________________
Title:   _________________            Title:   _________________

                                  ATTACHMENT A

                       FUNDS AVAILABLE AND APPLICABLE FEE

Type of Fee:                           [  ]     Fee payable under 12b-1 Plan

                                       [  ]     Fee payable under management fee

      NAME OF FUND                                               APPLICABLE FEE
      ------------                                               --------------
GMO Foreign Fund - Class III                   In consideration of the services provided by CitiStreet
                                               under this Agreement, no compensation shall be paid.

GMO U.S. Core Fund - Class III                 In consideration of the services provided by CitiStreet under this Agreement, no compensation shall be paid.

                THIRD AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT
                      BETWEEN CITISTREET LLC AND GMO TRUST

         THIS AMENDMENT, dated as of the 30th day of April 2003, by and between Citistreet LLC ("Citistreet") and GMO Trust, on behalf of each fund listed on Attachment A, severally and not jointly (individually, the "Fund" and collectively, the "Funds"):

                                   WITNESSETH:

         WHEREAS, GMO Trust has entered into a Shareholder Services Agreement with CitiStreet, dated October 31, 2001, (the "Agreement") which is incorporated herein by reference; and

         WHEREAS, Section 18 of said Agreement provides that the Agreement may only be amended by written instrument signed by both parties.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

         1) The following shall be inserted at the beginning of Section 14, entitled "Termination; Withdrawal of Offering", prior to the first sentence thereof:

             "This Agreement shall become effective upon the date set forth above, provided that this Agreement has been approved by the Company or its Board of Trustees, if such approval is required. It shall continue in force for one year, and shall thereafter continue automatically for successive annual periods unless earlier terminated, subject to any periodic approval required by the Company or its Board of Trustees."

         2) Attachment A shall be replaced in its entirety by the new Attachment A, as affixed hereto and incorporated by this reference.

         Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

CITISTREET LLC                              GMO TRUST, ON BEHALF OF EACH
                                            FUND ON EXHIBIT A, severally
                                            and not jointly

By: ______________________________          By: ______________________________
Name: ____________________________          Name: ____________________________
Title: ___________________________          Title: ___________________________
Date:  ___________________________         Date:  ____________________________

                                  ATTACHMENT A

                       FUNDS AVAILABLE AND APPLICABLE FEE

       NAME OF FUND                                                   APPLICABLE FEE
       ------------                                                   --------------
GMO Foreign Fund - Class III                   In consideration of the services provided by CitiStreet
                                               under this Agreement, no compensation shall be paid.

GMO U.S. Core Fund - Class III                 In consideration of the services provided by CitiStreet under this Agreement, no compensation shall be paid.

GMO Emerging Countries Fund - Class M          In consideration of the services provided by CitiStreet under this Agreement, Fund will pay to CitiStreet a fee *, computed daily and paid quarterly in arrears, equal to 0.35% per annum of the average daily value of the total number of shares of the Fund held in accounts at CitiStreet.

GMO Foreign Fund - Class M                     In consideration of the services provided by CitiStreet under this Agreement, Fund will pay to CitiStreet a fee *, computed daily and paid quarterly in arrears, equal to 0.35% per annum of the average daily value of the total number of shares of the Fund held in accounts at CitiStreet.

GMO Growth Fund - Class M                      In consideration of the services provided by CitiStreet under this Agreement, Fund will pay to CitiStreet a fee *, computed daily and paid quarterly in arrears, equal to 0.35% per annum of the average daily value of the total number of shares of the Fund held in accounts at CitiStreet.

GMO Intrinsic Value Fund - Class M             In consideration of the services provided by CitiStreet under this Agreement, Fund will pay to CitiStreet a fee *, computed daily and paid quarterly in arrears, equal to 0.35% per annum of the average daily value of the total number of shares of the Fund held in accounts at CitiStreet.

GMO International Intrinsic Value Fund         In consideration of the services provided by CitiStreet under
- Class M                                      this Agreement, Fund will pay to CitiStreet a fee *, computed daily and paid quarterly in arrears, equal to 0.35% per annum of the average daily value of the total number of shares of the
                                               Fund held in accounts at CitiStreet.

* The Fund will pay CitiStreet such fee within 30 days after the end of each quarter. For purposes of this Attachment A, the average daily value of the shares of the Fund will be based on the NAV reported by the Fund to CitiStreet.